SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A)
of the Securities Exchange Act of 1934

Filed by the Registrant / X /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/          /    Preliminary Proxy Statement.
/        /    Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e) (2)).
/      /    Definitive Proxy Statement.
/X    /    Definitive Additional Materials.
/       /    Soliciting Material Pursuant to § 240.14a-12.

CALVERT IMPACT FUND, INC.
CALVERT RESPONSIBLE INDEX SERIES, INC.
CALVERT SOCIAL INVESTMENT FUND
CALVERT WORLD VALUES FUND, INC.
THE CALVERT FUND
CALVERT MANAGEMENT SERIES

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X /    No fee required.

/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the
amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
/ /    Fee paid previously with preliminary materials.
/ /    Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ADJ_010617_28217

Calvert Responsible Index Series, Inc.
Calvert Impact Fund, Inc.
Calvert Social Investment Fund
Calvert World Values Fund, Inc.
Calvert Management Series
The Calvert Fund

IMPORTANT NOTICE:

Special Meeting of Shareholders Adjourned

Dear Shareholder:

We recently sent you proxy materials concerning important proposals affecting your fund, which were considered at a Special Meeting of Shareholders on December 16, 2016. The meeting has been adjourned with respect to your funds’ proposals in order to allow shareholders more time to submit their voting instructions. The meeting will reconvene on January 27, 2017 at the principal offices of Calvert Investments, Inc., 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland. This letter was sent because you held shares in the fund on the October 18, 2016 record date and we have not received your vote.

YOUR FUND’S BOARD RECOMMENDS YOU VOTE "FOR" THE PROPOSALS

YOUR VOTE IS VERY IMPORTANT
VOTING NOW HELPS AVOID UNNECESSARY COMMUNICATIONS WITH
SHAREHOLDERS AND ELIMINATES PHONE CALLS

Voting takes only a few moments. Please vote using one of the following options:

1.	VOTE ONLINE
Log on to the website listed on your proxy card or voting instruction form. Please have your proxy card or voting instruction form in hand to access your control number and follow the on screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE
Call the toll free number listed on your proxy card or voting instruction form. Please have your proxy card or voting instruction form in hand to access your control number and follow the recorded instructions.

3.	VOTE BY MAIL
Complete, sign and date the enclosed proxy card(s) or voting instruction form(s), then return them in the enclosed postage paid envelope.

The proxy materials we sent you contain important information regarding the proposals that you and other shareholders are being asked to consider. Please read the materials carefully. If you have any questions regarding the proposals, or need assistance with voting, you may call Computershare Fund Services, the fund’s proxy solicitor, toll free at 888-916-1719.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.